Exhibit 99.2

Quarterly Supplemental Information

June 30, 2011

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350 Johns Creek, GA 30097 Telephone: 770.418.8800	Telephone: 770.418.8592 research.analysts@piedmontreit.com	Telephone: 866.354.3485 investor.services@piedmontreit.com www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page

Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-8
Key Performance Indicators	9

Financials
Balance Sheet	10
Income Statements	11-12
Funds From Operations / Adjusted Funds From Operations	13
Same Store Analysis	14-15
Capitalization Analysis	16
Debt Summary	17
Debt Detail	18
Debt Analysis	19

Operational & Portfolio Information—Office Investments
Tenant Diversification	20
Tenant Credit Rating & Lease Distribution Information	21
Leased Percentage Information	22
Rental Rate Roll Up / Roll Down Analysis	23
Lease Expiration Schedule	24
Annual Lease Expirations	25
Capital Expenditures & Commitments	26
Contractual Tenant Improvements & Leasing Commissions	27
Geographic Diversification	28
Industry Diversification	29
Property Investment Activity	30
Value-Add Activity	31

Other Investments
Other Investments Detail	32

Supporting Information
Definitions	33-34
Research Coverage	35
Non-GAAP Reconciliations & Other Detail	36-39
Risks, Uncertainties and Limitations	40

Please refer to page 40 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Since its first acquisition in 1998, the Company has acquired $5.8 billion of office and industrial properties (inclusive of joint ventures) through June 30, 2011. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties. Approximately 83% of our Annualized Lease Revenue ("ALR")(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of June 30, 2011	As of December 31, 2010

Number of properties (2)	79	75

Rentable square footage (in thousands) (2)	21,817	20,408

Percent leased (3)	86.5%	89.2%

Percent leased (not including value-add properties) (4)	89.0%	89.9%

Capitalization (in thousands):

Total gross debt - principal amount outstanding	$1,637,525	$1,402,525

Equity market capitalization	$3,523,937	$3,477,342

Total market capitalization	$5,161,462	$4,879,867

Total gross debt / Total market capitalization	31.7%	28.7%

Common stock data

High closing price during quarter	$20.89	$20.31

Low closing price during quarter	$18.88	$18.25

Closing price of common stock at period end	$20.39	$20.14

Weighted average fully diluted shares outstanding (in thousands) (5)	172,908	170,967

Shares of common stock issued and outstanding (in thousands)	172,827	172,658

Rating / outlook

Standard & Poor's	BBB/Stable	BBB/Stable

Moody's	Baa2/Stable	Baa2/Stable
Employees (6)	111	110

(1)	The definition for Annualized Lease Revenue can be found on page 33.
(2)

As of June 30, 2011, our office portfolio consisted of 79 properties (exclusive of our equity interests in six properties owned through unconsolidated joint ventures and our two industrial properties). During the second quarter of 2011, we acquired The Dupree, a 138,000 square foot building located in Atlanta, GA, and The Medici, a 152,000 square foot building located in Atlanta, GA. Subsequent to quarter end, we sold Eastpointe Corporate Center, a 156,000 square foot building located in Issaquah, WA.

(3)

Calculated as leased square footage on June 30, 2011 plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, expressed as a percentage. This measure is presented for our 79 office properties and excludes industrial and unconsolidated joint venture properties. Please refer to page 22 for additional analyses regarding Piedmont's leased percentage.

(4)	Please refer to page 31 for information regarding value-add properties.
(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.
(6)	During the first quarter of 2011, the company hired a regional manager for its New York, NY office. The opening of this office is the reason for the increase in number of employees.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Donald A. Miller, CFA	Frank C. McDowell
Director and Chairman of the Board of Directors	Chief Executive Officer, President and Director	Director and Vice Chairman of the Board of Directors

Wesley E. Cantrell	Michael R. Buchanan	Donald S. Moss
Director and Chairman of Governance Committee	Director and Chairman of Capital Committee	Director and Chairman of Compensation Committee

Jeffery L. Swope		William H. Keogler, Jr.
Director		Director

Transfer Agent	Corporate Counsel

Bank of New York Mellon Shareowner Services	King & Spalding
P.O. Box 358010	1180 Peachtree Street, NE
Pittsburgh, PA 15252-8010	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2011

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission ("SEC") filings. The recapitalization had the effect of a one-for-three reverse stock split. All prior period per share data has been restated to give net effect to this one-for-three reverse stock split.

Financial Results (1)

-	Funds from operations (FFO) for the quarter ended June 30, 2011 was $65.1M, or $0.38 per share (diluted), compared to $56.6M, or $0.33 per share (diluted), for the same quarter in 2010. FFO for the six months ended June 30, 2011 was $136.4M, or $0.79 per share (diluted), compared to $125.8M, or $0.74 per share (diluted), for the same period in 2010. The increase in FFO for the three months and the six months ended June 30, 2011 as compared to the same periods in 2010 was primarily due to an impairment charge recognized in 2010 for one wholly-owned asset amounting to approximately $9.6 million.

-	Core funds from operations (Core FFO) for the quarter ended June 30, 2011 was $65.8M, or $0.38 per share (diluted), compared to $66.2M, or $0.38 per share (diluted), for the same quarter in 2010. Core FFO for the six months ended June 30, 2011 was $137.1M, or $0.79 per share (diluted), compared to $135.4M, or $0.80 per share (diluted), for the same period in 2010. While acquisitions completed during the past year did lead to an increase in operating revenue and expenses, reduced rental income from the same store portfolio due to reduced leased percentage and rental rate reductions offset the favorable impact of such acquisitions. The decrease in per share amount for Core FFO for the six months ended June 30, 2011 as compared to the same period in 2010 was primarily due to the dilutive effect of the 13.8 million shares of common stock issued when the Company listed on the NYSE in February 2010.

-	Adjusted funds from operations (AFFO) for the quarter ended June 30, 2011 was $47.0M, or $0.27 per share (diluted), compared to $55.8M, or $0.32 per share (diluted), for the same quarter in 2010. AFFO for the six months ended June 30, 2011 was $99.0M, or $0.57 per share (diluted), compared to $116.1M, or $0.69 per share (diluted), for the same period in 2010. The decrease in AFFO for the six months ended June 30, 2011 as compared to the same period in 2010 was primarily due to increased capital expenditures in 2011 associated with new leasing activity, including $5.3 million in leasing commissions related to the NASA lease renewal at Two Independence Square and $4.2 million in tenant improvements for Leo Burnett at 35 West Wacker Drive. The per share amount of AFFO for the six months ended June 30, 2011 was also impacted by the dilutive effect of the 13.8 million shares of common stock issued when the Company listed on the NYSE in February 2010.

-	During the quarter ended June 30, 2011, the Company paid to shareholders a quarterly dividend in the amount of $0.315 per share for its common stock. The Company’s dividend payout percentage for the six months ended June 30, 2011 was 79.4% of Core FFO and 109.9% of AFFO.

Operations
-	On a same store square footage leased basis, our portfolio was 88.9% leased as of June 30, 2011 as compared to 89.5% leased as of June 30, 2010. On a square footage basis, our office portfolio was 86.5% leased as of June 30, 2011, as compared to 89.2% as of December 31, 2010 and 89.8% as of June 30, 2010. The decrease in the office portfolio leased percentage during the last year is primarily related to the addition to the portfolio of several properties with existing vacancies, including 500 West Monroe Street in Chicago, IL, 1200 Enclave Parkway in Houston, TX, The Medici in Atlanta, GA, and Suwanee Gateway One in Suwanee, GA. Removing these value-add properties from the total portfolio statistics results in an 89.0% leased rate for our stabilized assets. Please refer to page 22 for additional information.

-	The weighted average remaining lease term of our portfolio was 6.3 years(2) as of June 30, 2011 as compared to 5.8 years at December 31, 2010.

-	During the three months ended June 30, 2011, the Company completed 1,179,000 square feet of leasing at our 79 consolidated office properties. We executed renewal leases for 741,000 square feet and new tenant leases for 439,000 square feet, bringing the year-to-date total office leasing activity to 2,022,000 square feet, with an average committed capital cost of $4.85 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the six months ended June 30, 2011 was $4.56 and average committed capital cost per square foot per year of lease term for new leases during the same time period was $5.45. We did not execute any new leases during the quarter for our two industrial properties.

-

During the three months ended June 30, 2011, we retained(3) tenants for 80% of the square footage associated with expiring leases. During the six months ended June 30, 2011, we retained tenants for 76% of the square footage associated with expiring leases. This result compares to a 72% retention rate for the year ended December 31, 2010.

(1) FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 33-34 for definitions of non-GAAP financial measures. See pages 13 and 37 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2) Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of June 30, 2011) is weighted based on Annualized Lease Revenue, as defined on page 33.

(3) Piedmont defines a retained tenant to include an existing tenant/occupant signing a lease for the premises it currently occupies or a tenant whose occupancy of a space is structured in a way to eliminate downtime for the space.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2011

-	During the three months ended June 30, 2011, we executed ten office leases greater than 20,000 square feet. Please see information on those leases listed below.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
United States of America (Comptroller of the Currency)	One Independence Square	Washington, D.C.	333,815	2013	Renewal
Chrysler Group, LLC	1075 West Entrance Drive	Auburn Hills, MI	210,000	2019	New
Jones Lang LaSalle, Inc.	Aon Center	Chicago, IL	164,375	2017	Renewal
Nike, Inc.	Rogue	Beaverton, OR	105,272	2017	Renewal
AmeriCredit Financial Services, Inc.	Chandler Forum	Chandler, AZ	62,521	2018	Renewal
Convergys Corporation	5601 Hiatus Road	Tamarac, FL	50,000	2016	Renewal
State Farm Mutual Automobile Insurance Company	5601 Hiatus Road	Tamarac, FL	50,000	2017	New
Grand Canyon Education, Inc.	Desert Canyon 300	Phoenix, AZ	45,540	2019	New
Watkins Meegan, LLC	Piedmont Pointe II	Bethesda, MD	35,240	2025	New
Sempris, LLC	Crescent Ridge II	Minnetonka, MN	21,858	2021	New

Leasing Update

-	As of March 31, 2011, a total of seven leases were scheduled to expire either during the remainder of 2011 or in 2012 that each contributed greater than 1% of Annualized Lease Revenue. Information regarding the leasing status of the spaces associated with those leases is presented below.

Tenant Name	Property	Property Location	Square Footage (1)	Percentage of Current Quarter Annualized Lease Revenue (%)	Expiration (2)	Current Leasing Status
United States of America (Comptroller of the Currency)	One Independence Square	Washington, D.C.	333,815	3.0%	Q2 2013	A 2-year lease was signed with the tenant during the quarter for 333,815 SF, an approximate 3% increase in square footage leased due to a BOMA space remeasurement.

Zurich American Insurance Company	Windy Point II	Schaumburg, IL	300,034	1.8%	Q3 2011	The space has been substantially sublet by the tenant. The Company has leased 16% of the space on a short-term, direct basis to two sublessees and it is actively marketing the entire space for lease.

Kirkland & Ellis	Aon Center	Chicago, IL	331,887	1.7%	Q4 2011	Kirkland & Ellis is vacating. KPMG has leased 218,123 SF (beginning in August 2012), all but 3,000 SF of which is space currently leased to Kirkland & Ellis.

Marsh USA	500 West Monroe Street	Chicago, IL	173,290	1.2%	Q4 2011	The Company is actively marketing the space for lease. The tenant will be vacating at lease expiration. See GE below.

Sanofi-aventis US	200 Bridgewater Crossing	Bridgewater, NJ	297,379	2.0%	Q1 2012	The Company is actively marketing the space for lease. The tenant will be vacating at lease expiration.

United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.7%	Q3 2012	Preliminary discussions with the tenant have commenced.

GE	500 West Monroe Street	Chicago, IL	311,387	1.7%	Q4 2012	The Company is in discussions with the tenant for a long-term lease renewal and expansion.

(1) Square footage represents the total square footage leased by the tenant expiring during the expiration quarter.

(2) The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2011

Financing and Capital Activity

-	As of June 30, 2011, our ratio of gross debt to total market capitalization was 31.7%; our ratio of gross debt to gross real estate assets was 33.9%; and our ratio of gross debt to total gross assets was 29.8%. These debt ratios are based on total principal amount outstanding for our various loans.

-	On April 29, 2011, Piedmont purchased The Dupree, a 138,000 square foot building located in Atlanta, GA, for approximately $20.5 million, or $148 per square foot. The building is well-located along the northern arc of I-285, a major bypass expressway encircling Atlanta, with close proximity to GA-400, a major state highway connecting downtown Atlanta with the city's northern suburbs, as well as executive housing. The building was constructed in 1997, is approximately 83% leased, and is located near Piedmont's Glenridge Highlands II building. Given the ease of access to the building, Piedmont's intimate knowledge of the market, the low cost basis, and the long-term nature of the existing leases, Piedmont believes the transaction provides a strong risk-adjusted return for its shareholders.

-	On June 7, 2011, Piedmont purchased The Medici, a 152,000 square foot, six-story, Class A office building located in Atlanta, GA, for approximately $13.2 million, or $87 per square foot. Piedmont acquired the property, which is located in the Piazza at Paces high-end mixed-use development in the Buckhead submarket, at a foreclosure auction. The building was constructed in 2008 and it is currently 22% leased. The building is well-located near the intersection of Interstate 75 and West Paces Ferry Road on the western side of Atlanta's desirable Buckhead submarket, within close proximity to executive housing. The desirable location, the low cost basis, and the high quality construction should afford Piedmont a strong competitive advantage over other landlords to secure tenants for the building at attractive rents relative to the Company's cost basis.

-	On April 21, 2011, the Company entered into a binding contract to sell Eastpointe Corporate Center, a 156,000 square foot, five-story building located in Issaquah, WA, a suburb of Seattle, to an owner/occupant for approximately $32 million, or $205 per square foot. The transaction closed subsequent to quarter end on July 1, 2011. Piedmont recorded a gain upon the sale of the property. The building was approximately 43% leased as of the end of the second quarter of 2011 and became 19% leased after the end of the second quarter of 2011 due to the expiration of an additional lease. Through the sale, Piedmont was able to mitigate the leasing risk associated with this building and further its strategic objective of focusing on select markets while simultaneously securing an attractive sale price for the property. Piedmont reclassified Eastpointe Corporate Center from real estate assets held-for-use to real estate assets held-for-sale as of April 21, 2011. The results from operations for the asset are presented in discontinued operations as of the second quarter of 2011.

-	On May 4, 2011, the board of directors of Piedmont declared dividends for the second quarter of 2011 in the amount of $0.315 per common share outstanding to stockholders of record as of the close of business on June 1, 2011. The dividends were paid on June 22, 2011.

-	On June 2, 2011, Piedmont, along with its joint venture partners, sold 360 Interlocken Boulevard, a 52,000 square foot building in Broomfield, CO, for $9.15 million. Piedmont's ownership in the property was approximately 4%. Piedmont recognized a $45,000 gain on the sale of its interest in the asset.

-	Piedmont repaid its $250 million term loan on its stated maturity date of June 28, 2011. Funds to repay the loan were obtained through the Company's $500 million line of credit. There was $300 million in outstanding draws on the line of credit as of June 30, 2011.

-	Three loans, the two loans totaling $185 million in face value associated with 500 West Monroe Street and the $500 million line of credit facility, mature during the third quarter of 2011. However, all three loans have one-year extension options remaining. Piedmont is in the process of securing the one year extension of the maturity date for each of these loans.

-	On June 30, 2011, the Board of Directors approved an amendment to our charter that reclassified all authorized but unissued shares of Class B Common Stock as Class A Common Stock. Further, after such reclassification, the designation of Class A Common Stock was changed to Common Stock.

Subsequent Events

-	On July 1, 2011, Piedmont completed the sale of Eastpointe Corporate Center located in Issaquah, WA. For additional details on the sale, please review the information presented under Financing and Capital Activity above.

-	On August 1, 2011, Piedmont entered into an agreement to sell its 96.5% ownership interest in 35 West Wacker Drive, a 1,118,000 square foot office building in Chicago, IL. The agreed upon gross sale price values the building at $401.0 million, or $359 per square foot. The sale is contingent upon satisfactory completion of due diligence and lender approvals and is anticipated to close by the end of 2011.

-	On August 9, 2011, the board of directors of Piedmont declared dividends for the third quarter of 2011 in the amount of $0.315 per common share outstanding to stockholders of record as of the close of business on September 1, 2011. The dividends are expected to be paid on September 22, 2011.

Guidance for 2011

-	The following financial guidance for calendar year 2011 remains unchanged and is based on management's expectations at this time:

Low High
Core Funds from Operations	$256 - $269 million
Core Funds from Operations per diluted share	$148 - $1.56

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. These estimates exclude future acquisitions and dispositions which could result in a change in the Company’s 2011 outlook and guidance when they are consummated. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on pages 33-34 and reconciliations are provided on pages 36-38.

	Three Months Ended
Selected Operating Data	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Percent leased (1)	86.5%	87.3%	89.2%	89.0%	89.8%

Rental income	$112,834	$109,457	$110,334	$110,134	$110,049

Total revenues	$150,544	$146,035	$149,601	$144,612	$144,267

Total operating expenses	$109,981	$100,438	$105,921	$89,987	$99,518

Real estate operating income	$40,563	$45,597	$43,680	$54,625	$44,749

Impairment losses (2)	$0	$0	$0	$53	$9,587

Core EBITDA (3)	$84,729	$88,774	$85,610	$95,612	$85,435

Core FFO (3)	$65,843	$71,281	$68,178	$78,229	$66,247

Core FFO per share—diluted	$0.38	$0.41	$0.39	$0.45	$0.38

AFFO (3)	$47,019	$51,974	$38,086	$61,468	$55,812

AFFO per share—diluted	$0.27	$0.30	$0.22	$0.36	$0.32

Gross dividends	$54,440	$54,387	$54,388	$54,388	$54,388

Dividends per share	$0.315	$0.315	$0.315	$0.315	$0.315

Selected Balance Sheet Data

Total real estate assets	$3,899,639	$3,892,087	$3,676,828	$3,689,428	$3,704,757

Total gross real estate assets	$4,828,700	$4,804,988	$4,567,326	$4,573,622	$4,560,176

Total assets	$4,560,206	$4,563,272	$4,373,480	$4,389,585	$4,405,501

Net debt (4)	$1,583,812	$1,529,603	$1,333,332	$1,316,645	$1,312,116

Total liabilities	$1,838,983	$1,809,755	$1,600,026	$1,591,653	$1,594,278

Ratios

Core EBITDA margin (5)	56.1%	60.6%	56.2%	65.0%	58.2%

Fixed charge coverage ratio (6) (7)	4.4 x	5.2 x	4.9 x	5.5 x	4.5 x

Net debt to core EBITDA (7) (8)	4.7 x	4.3 x	3.9 x	3.4 x	3.8 x

(1) Please refer to page 22 for additional leased percentage information.

(2) Impairment losses include losses for both wholly-owned and our proportionate share of unconsolidated joint venture assets.

(3) Core EBITDA, Core FFO and AFFO have been adjusted to exclude impairments on real estate assets as shown on pages 36 and 37.

(4) Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. As of the first quarter of 2011, net debt includes $185 million of secured debt associated with 500 West Monroe Street which was acquired March 31, 2011.

(5) Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).

(6) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during any of the periods presented.

(7) The change in Piedmont's debt coverage ratios in 2011 as compared to those for the year ended December 31, 2010, is primarily attributable to the increased debt load associated with 500 West Monroe Street, amounting to $185 million, and the interest expense associated therewith.

(8) Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Assets:
Real estate, at cost:
Land assets	$689,611	$683,752	$643,302	$648,524	$647,525
Buildings and improvements	3,876,346	3,848,236	3,671,749	3,667,306	3,650,209
Buildings and improvements, accumulated depreciation	(789,718)	(767,007)	(741,723)	(734,517)	(710,286)
Intangible lease asset	225,182	238,504	219,770	222,952	224,532
Intangible lease asset, accumulated amortization	(136,180)	(142,754)	(145,742)	(145,139)	(140,804)
Construction in progress	15,298	13,142	11,152	11,839	14,909
Real estate assets held for sale, gross	22,263	21,354	21,353	23,001	23,001
Real estate assets held for sale, accumulated depreciation and amortization	(3,163)	(3,140)	(3,033)	(4,538)	(4,329)

Total real estate assets	3,899,639	3,892,087	3,676,828	3,689,428	3,704,757

Investment in unconsolidated joint ventures	41,271	41,759	42,018	42,591	43,005
Cash and cash equivalents	21,404	42,151	56,718	67,539	81,066
Tenant receivables, net of allowance for doubtful accounts	31,143	29,726	28,849	29,269	30,986
Straight line rent receivable	107,308	103,694	105,081	100,715	96,836
Notes receivable	-	-	61,144	60,671	60,101
Due from unconsolidated joint ventures	537	594	1,158	1,085	1,124
Escrow deposits and restricted cash	32,309	30,771	12,475	18,341	9,343
Prepaid expenses and other assets	14,577	11,967	11,249	18,461	15,523
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	4,396	5,374	5,306	5,878	6,467
Deferred lease costs, less accumulated amortization	227,073	224,553	192,168	175,140	175,930
Other assets held for sale	452	499	389	370	266

Total assets	$4,560,206	$4,563,272	$4,373,480	$4,389,585	$4,405,501

Liabilities:
Line of credit and notes payable	$1,637,054	$1,601,112	$1,402,525	$1,402,525	$1,402,525
Accounts payable, accrued expenses, and accrued capital expenditures	126,111	122,769	112,648	102,411	102,365
Deferred income	32,161	38,990	35,203	33,882	33,916
Intangible lease liabilities, less accumulated amortization	43,657	46,517	48,959	51,807	54,730
Interest rate swap	-	367	691	1,028	742

Total liabilities	1,838,983	1,809,755	1,600,026	1,591,653	1,594,278

Stockholders' equity (1) :
Common stock	1,728	1,727	1,727	1,727	1,727
Additional paid in capital	3,662,522	3,661,570	3,661,308	3,660,550	3,659,910
Cumulative distributions in excess of earnings	(948,956)	(915,543)	(895,122)	(869,434)	(855,631)
Other comprehensive loss	(44)	(465)	(691)	(1,028)	(742)

Piedmont stockholders' equity	2,715,250	2,747,289	2,767,222	2,791,815	2,805,264
Non-controlling interest	5,973	6,228	6,232	6,117	5,959

Total stockholders' equity	2,721,223	2,753,517	2,773,454	2,797,932	2,811,223

Total liabilities, redeemable common stock and stockholders' equity	$4,560,206	$4,563,272	$4,373,480	$4,389,585	$4,405,501

All classes of common stock outstanding at end of period (1)	172,827	172,658	172,658	172,658	172,658

(1) On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission ("SEC") filings. The recapitalization had the effect of a one-for-three reverse stock split. All prior period per share data has been restated to give net effect to this one-for-three reverse stock split.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended

	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Revenues:
Rental income	$112,834	$109,457	$110,334	$110,134	$110,049
Tenant reimbursements	36,000	32,344	36,865	29,442	33,034
Property management fee revenue	363	830	948	806	705
Other rental income	1,347	3,404	1,454	4,230	479

Total revenues	150,544	146,035	149,601	144,612	144,267

Operating expenses:
Property operating costs	58,740	54,648	60,090	46,405	55,288
Depreciation	27,723	26,915	26,544	25,803	25,369
Amortization	15,821	12,051	11,494	10,976	10,913
General and administrative	7,697	6,824	7,793	6,803	7,948

Total operating expenses	109,981	100,438	105,921	89,987	99,518

Real estate operating income	40,563	45,597	43,680	54,625	44,749

Other income (expense):
Interest expense	(19,313)	(17,174)	(17,378)	(17,359)	(18,933)
Interest and other income (expense)	(253)	3,459	491	993	1,036
Equity in income of unconsolidated joint ventures	338	209	630	619	647
Gain / (loss) on consolidation of variable interest entity	(388)	1,920	-	-	-

Total other income (expense)	(19,616)	(11,586)	(16,257)	(15,747)	(17,250)

Income from continuing operations	20,947	34,011	27,423	38,878	27,499

Discontinued operations:
Operating income, excluding impairment loss	201	79	2,216	1,864	1,849
Impairment loss	-	-	-	-	(9,587)
Gain / (loss) on sale of properties	-	-	(817)	-	-

Income/(loss) from discontinued operations (1)	201	79	1,399	1,864	(7,738)

Net income	21,148	34,090	28,822	40,742	19,761

Less: Net income attributable to noncontrolling interest	(121)	(123)	(122)	(158)	(125)

Net income attributable to Piedmont	$21,027	$33,967	$28,700	$40,584	$19,636

Weighted average common shares outstanding - diluted	172,986	172,955	172,996	172,885	172,718

Net income per share available to common stockholders - diluted	$0.12	$0.20	$0.17	$0.23	$0.11

(1) Reflects operating results for 111 Sylvan Avenue in Englewood Cliffs, NJ, which was sold on December 8, 2010, and Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2011	6/30/2010	Change	Change	6/30/2011	6/30/2010	Change	Change
Revenues:
Rental income	$112,834	$110,049	$2,785	2.5%	$222,291	$219,886	$2,405	1.1%
Tenant reimbursements	36,000	33,034	2,966	9.0%	68,344	67,811	533	0.8%
Property management fee revenue	363	705	(342)	-48.5%	1,193	1,458	(265)	-18.2%
Other rental income	1,347	479	868	181.2%	4,751	975	3,776	387.3%

Total revenues	150,544	144,267	6,277	4.4%	296,579	290,130	6,449	2.2%

Operating expenses:
Property operating costs	58,740	55,288	(3,452)	-6.2%	113,387	110,414	(2,973)	-2.7%
Depreciation	27,723	25,369	(2,354)	-9.3%	54,639	50,849	(3,790)	-7.5%
Amortization	15,821	10,913	(4,908)	-45.0%	27,872	22,246	(5,626)	-25.3%
General and administrative	7,697	7,948	251	3.2%	14,522	14,568	46	0.3%

Total operating expenses	109,981	99,518	(10,463)	-10.5%	210,420	198,077	(12,343)	-6.2%

Real estate operating income	40,563	44,749	(4,186)	-9.4%	86,159	92,053	(5,894)	-6.4%

Other income (expense):
Interest expense	(19,313)	(18,933)	(380)	-2.0%	(36,487)	(38,024)	1,537	4.0%
Interest and other income (expense)	(253)	1,036	(1,289)	-124.4%	3,206	2,005	1,201	59.9%
Equity in income of unconsolidated joint ventures	338	647	(309)	-47.8%	547	1,384	(837)	-60.5%
Gain / (loss) on consolidation of variable interest entity	(388)	-	(388)	0.0%	1,532	-	1,532	0.0%

Total other income (expense)	(19,616)	(17,250)	(2,366)	-13.7%	(31,202)	(34,635)	3,433	9.9%

Income from continuing operations	20,947	27,499	(6,552)	-23.8%	54,957	57,418	(2,461)	-4.3%

Discontinued operations:
Operating income, excluding impairment loss	201	1,849	(1,648)	-89.1%	280	3,516	(3,236)	-92.0%
Impairment loss	-	(9,587)	9,587	100.0%	-	(9,587)	9,587	100.0%

Income/(loss) from discontinued operations (1)	201	(7,738)	7,939	102.6%	280	(6,071)	6,351	104.6%

Net income	21,148	19,761	1,387	7.0%	55,237	51,347	3,890	7.6%

Less: Net income attributable to noncontrolling interest	(121)	(125)	4	3.2%	(243)	(251)	8	3.2%

Net income attributable to Piedmont	$21,027	$19,636	$1,391	7.1%	$54,994	$51,096	$3,898	7.6%

Weighted average common shares outstanding - diluted	172,986	172,718			172,908	168,912

Net income per share available to common stockholders - diluted	$0.12	$0.11			$0.32	$0.30

(1) Reflects operating results for 111 Sylvan Avenue in Englewood Cliffs, NJ, which was sold on December 8, 2010, and Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Net income attributable to Piedmont	$21,027	$19,636	$54,994	$51,096

Depreciation (1) (2)	27,879	25,872	55,033	52,122
Amortization (1)	15,878	11,104	27,984	22,592
(Gain) / loss on sale of properties (1)	(45)	-	(45)	-
(Gain) / loss on consolidation of VIE	388	-	(1,532)	-

Funds from operations	65,127	56,612	136,434	125,810

Acquisition costs	716	48	690	48
Impairment loss (1)	-	9,587	-	9,587

Core funds from operations	65,843	66,247	137,124	135,445

Depreciation of non real estate assets	168	178	338	357
Stock-based and other non-cash compensation expense	896	711	1,864	1,364
Deferred financing cost amortization	1,060	696	1,667	1,393
Amortization of fair market adjustments on notes payable	942	-	942	-
Straight-line effects of lease revenue (1)	(2,596)	(784)	(359)	289
Amortization of lease-related intangibles (1)	(1,670)	(1,525)	(3,033)	(2,952)
Income from amortization of discount on purchase of mezzanine loans	-	(694)	(484)	(1,362)
Acquisition costs	(716)	(48)	(690)	(48)
Non-incremental capital expenditures (3)	(16,908)	(8,969)	(38,377)	(18,383)

Adjusted funds from operations	$47,019	$55,812	$98,992	$116,103

Weighted average common shares outstanding-diluted	172,986	172,718	172,908	168,912

Funds from operations per share (diluted)	$0.38	$0.33	$0.79	$0.74
Core funds from operations per share (diluted)	$0.38	$0.38	$0.79	$0.80
Adjusted funds from operations per share (diluted)	$0.27	$0.32	$0.57	$0.69

(1) Includes adjustments for wholly-owned properties and for our proportionate ownership in unconsolidated joint ventures.

(2) Excludes depreciation of non real estate assets.

(3) Non-incremental capital expenditures are defined on page 34.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Net income attributable to Piedmont	$21,027	$19,636	$54,994	$51,096

Net income attributable to noncontrolling interest	121	125	243	251
Interest expense	19,313	18,933	36,487	38,024
Depreciation (1)	28,047	26,050	55,371	52,478
Amortization (1)	15,878	11,104	27,984	22,592
Impairment loss (1)	-	9,587	-	9,587
(Gain) / loss on sale of properties (1)	(45)	-	(45)	-
(Gain) / loss on consolidation of VIE	388	-	(1,532)	-

Core EBITDA	84,729	85,435	173,502	174,028

General & administrative expenses (1)	7,724	7,993	14,624	14,689
Management fee revenue	(363)	(705)	(1,193)	(1,458)
Interest and other income (1)	253	(1,036)	(3,206)	(2,005)
Lease termination income	(1,347)	(479)	(4,751)	(975)
Lease termination expense—straight line rent & acquisition intangibles write-offs	43	679	479	746
Straight-line effects of lease revenue (1)	(2,639)	(1,463)	(667)	(456)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,670)	(1,525)	(3,204)	(2,952)

Core net operating income	86,730	88,899	175,584	181,617

Net operating income from:
Acquisitions (2)	(3,415)	-	(3,061)	-
Dispositions (3)	-	(1,683)	1	(3,364)
Industrial properties	(242)	(91)	(482)	(364)
Unconsolidated joint ventures	(696)	(1,186)	(1,354)	(2,453)

Same Store NOI	$82,377	$85,939	$170,688	$175,436

Change period over period	-4.1%	N/A	-2.7%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Six Months Ended
	6/30/2011		6/30/2010		6/30/2011		6/30/2010
	$	%	$	%	$	%	$	%

Chicago (4)	$18,983	23.0	$17,599	20.5	$37,478	22.0	$35,343	20.1
Washington, D.C. (5)	17,742	21.5	18,448	21.5	35,766	21.0	37,320	21.3
New York (6)	14,155	17.2	13,204	15.3	27,899	16.3	25,237	14.4
Minneapolis	4,955	6.0	5,416	6.3	10,271	6.0	10,675	6.1
Los Angeles (7)	3,936	4.8	5,086	5.9	7,728	4.5	10,089	5.7
Dallas	3,408	4.1	3,962	4.6	7,228	4.2	7,807	4.5
Boston (8)	2,598	3.2	3,927	4.6	6,475	3.8	7,656	4.4
Other (9)	16,600	20.2	18,297	21.3	37,843	22.2	41,309	23.5

Total	$82,377	100.0	$85,939	100.0	$170,688	100.0	$175,436	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of Suwanee Gateway One in Suwanee, GA, purchased on September 28, 2010, Meridian Crossings in Richfield, MN, purchased on October 1, 2010, 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011, 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011, The Dupree in Atlanta, GA, purchased on April 29, 2011, and The Medici in Atlanta, GA, purchased on June 7, 2011.

(3) Dispositions consists of 111 Sylvan Avenue in Englewood Cliffs, NJ, sold on December 8, 2010.

(4) The increase in Chicago Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is primarily due to a rental abatement concession in 2010 associated with a lease renewal at Windy Point I in Schaumburg, IL.

(5) The decrease in Washington, D.C. Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is primarily related to a lease termination at the beginning of the first quarter of 2011 at 1201 Eye Street in Washington, D.C. in order to accommodate short-term swing space needs for NASA as well as the expiration of a lease during the first quarter of 2011 at 11109 Sunset Hills Road in Reston, VA.

(6) The increase in New York Same Store Net Operating Income for the three months ended June 30, 2011 as compared to the same period in 2010 is primarily related to rental rate increases at 60 Broad Street in New York, NY. The increase in New York Same Store Net Operating Income for the six months ended June 30, 2011 as compared to the same period in 2010 is primarily related to the rental rate increases previously mentioned as well as a rental abatement that was provided in 2010 associated with the lease extension/restructure with the State of New York at 60 Broad Street in New York, NY.

(7) The decrease in Los Angeles Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is primarily due to a space contraction at lease renewal effective third quarter 2010 along with a roll down of total revenues per square foot received from that renewing tenant at 800 North Brand Boulevard in Glendale, CA, as well as a rental abatement associated with a long-term lease renewal at 26200 Enterprise Way in Lake Forest, CA.

(8) The decrease in Boston Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is primarily due to a rental rate reduction and rental abatement associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA.

(9) The decrease in Other Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is due to a number of factors, the largest four of which are reduced rental income and operating expense reimbursements due to the expiration of an approximate 87,000 square foot lease during the fourth quarter of 2010 at Eastpointe Corporate Center in Issaquah, WA, a lease contraction of approximately 91,000 square feet effective third quarter 2010 at Chandler Forum in Chandler, AZ, reduced rental income and operating expense reimbursements due to the early termination of a lease at 1075 West Entrance Drive in Auburn Hills, MI which was arranged in order to accommodate the recently executed lease with Chrysler Group, LLC for the entire building, and a rental rate reduction associated with a lease renewal at 150 West Jefferson in Detroit, MI.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Net income attributable to Piedmont	$21,027	$19,636	$54,994	$51,096

Net income attributable to noncontrolling interest	121	125	243	251
Interest expense	19,313	18,933	36,487	38,024
Depreciation (1)	28,047	26,050	55,371	52,478
Amortization (1)	15,878	11,104	27,984	22,592
Impairment loss (1)	—	9,587	—	9,587
(Gain) / loss on sale of properties (1)	(45)	—	(45)	—
(Gain) / loss on consolidation of VIE	388	—	(1,532)	—

Core EBITDA	84,729	85,435	173,502	174,028

General & administrative expenses (1)	7,724	7,993	14,624	14,689
Management fee revenue	(363)	(705)	(1,193)	(1,458)
Interest and other income (1)	253	(1,036)	(3,206)	(2,005)
Lease termination income	(1,347)	(479)	(4,751)	(975)
Lease termination expense—straight line rent & acquisition intangibles write-offs	43	679	479	746

Core net operating income	91,039	91,887	179,455	185,025

Net operating income from:
Acquisitions (2)	(4,725)	—	(5,545)	—
Dispositions (3)	—	(1,586)	—	(3,170)
Industrial properties	(257)	(104)	(516)	(385)
Unconsolidated joint ventures	(653)	(1,123)	(1,269)	(2,376)

Same Store NOI	$85,404	$89,074	$172,125	$179,094

Change period over period	-4.1%	N/A	-3.9%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Six Months Ended
	6/30/2011		6/30/2010		6/30/2011		6/30/2010
	$	%	$	%	$	%	$	%

Chicago	$19,460	22.8	$19,657	22.1	$38,636	22.5	$38,939	21.7
Washington, D.C. (4)	18,239	21.4	18,602	20.9	36,318	21.1	37,569	21.0
New York	13,955	16.3	13,448	15.1	27,951	16.2	27,269	15.2
Minneapolis	4,764	5.6	5,272	5.9	9,873	5.7	10,351	5.8
Los Angeles (5)	4,252	5.0	5,057	5.7	8,166	4.7	10,177	5.7
Dallas	3,619	4.2	3,682	4.1	7,660	4.5	7,532	4.2
Boston (6)	2,831	3.3	3,600	4.0	6,360	3.7	7,128	4.0
Other (7)	18,284	21.4	19,756	22.2	37,161	21.6	40,129	22.4

Total	$85,404	100.0	$89,074	100.0	$172,125	100.0	$179,094	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of Suwanee Gateway One in Suwanee, GA, purchased on September 28, 2010, Meridian Crossings in Richfield, MN, purchased on October 1, 2010, 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011, 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011, The Dupree in Atlanta, GA, purchased on April 29, 2011, and The Medici in Atlanta, GA, purchased on June 7, 2011.

(3) Dispositions consists of 111 Sylvan Avenue in Englewood Cliffs, NJ, sold on December 8, 2010.

(4) The decrease in Washington, D.C. Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is primarily related to a lease termination at 1201 Eye Street in Washington, D.C. in order to accommodate short-term swing space needs for NASA. The lease termination occurred during the first quarter of 2011.

(5) The decrease in Los Angeles Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is primarily due to a space contraction at lease renewal effective third quarter 2010 along with a roll down of total revenues per square foot received from that renewing tenant at 800 North Brand Boulevard in Glendale, CA.

(6) The decrease in Boston Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is primarily due to a rental rate reduction associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA.

(7) The decrease in Other Same Store Net Operating Income for the three months ended June 30, 2011 and the six months ended June 30, 2011 as compared to the same periods in 2010 is due to a number of factors, the largest four of which are reduced rental income and operating expense reimbursements due to the expiration of an approximate 87,000 square foot lease during the fourth quarter of 2010 at Eastpointe Corporate Center in Issaquah, WA, a lease contraction of approximately 91,000 square feet effective third quarter 2010 at Chandler Forum in Chandler, AZ, reduced rental income and operating expense reimbursements due to the early termination of a lease at 1075 West Entrance Drive in Auburn Hills, MI which was arranged in order to accommodate the recently executed lease with Chrysler Group, LLC for the entire building, and a rental rate reduction associated with a lease renewal at 150 West Jefferson in Detroit, MI.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of June 30, 2011	As of December 31, 2010

Common stock price (1)	$20.39	$20.14

Total shares outstanding	172,827	172,658

Equity market capitalization (1)	$3,523,937	$3,477,342

Total gross debt-principal amount outstanding	$1,637,525	$1,402,525

Total market capitalization (1)	$5,161,462	$4,879,867

Total gross debt / Total market capitalization	31.7%	28.7%

Total gross real estate assets	$4,828,700	$4,567,326

Total gross debt / Total gross real estate assets (2)	33.9%	30.7%

Total gross debt / Total gross assets (3)	29.8%	26.6%

(1) Reflects common stock closing price as of the end of the reporting period.

(2) Total gross debt to total gross real estate assets ratio is defined as total gross debt divided by gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(3) Total gross debt to total gross assets ratio is defined as total gross debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

As of June 30, 2011

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$485,000(2)	0.91%(3)	13.8 months
Fixed Rate	1,152,525	5.16%	42.9 months

Total	$1,637,525	3.90%	34.3 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Unsecured	$300,000	0.67%(4)	14.0 months
Secured	1,337,525	4.63%	38.8 months

Total	$1,637,525	3.90%	34.3 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)	Weighted Average Stated Interest Rate	Percentage of Total

2011	$0	$0		0.0%
2012	230,000 (5)	300,000 (6)	1.27%	32.4%
2013	0	0	N/A	N/A
2014	695,000	0	4.92%	42.5%
2015	105,000	0	5.29%	6.4%
2016	167,525	0	5.55%	10.2%
2017	140,000	0	5.76%	8.5%

Total	$1,337,525	$300,000	3.90%	100.0%

(1) All of Piedmont’s outstanding debt as of June 30, 2011 is interest-only debt.

(2) Amount represents the outstanding balance as of June 30, 2011 on the $500 million unsecured line of credit, totaling $300 million, along with the balances on two loans secured by 500 West Monroe Street or equity ownership interests therein, totaling $185 million.

(3) The weighted average interest rate is a weighted average rate for amounts drawn under our $500 million unsecured line of credit and the loans totaling $185 million related to 500 West Monroe Street. Please see the following page for additional details on the interest rate for each loan.

(4) The weighted average interest rate is a weighted average rate for amounts drawn under our $500 million unsecured line of credit.

(5) Amount includes the balances as of June 30, 2011 of the loans related to 500 West Monroe Street, totaling $185 million, which mature in August 2011. Management provided notice of its election to exercise the one-year extension option available under each loan to extend the maturity date of each to August 2012. The payment of a 25 basis point fee will be required to extend each of the loans related to 500 West Monroe Street. Additionally, in order to extend the loans related to 500 West Monroe Street, Piedmont must purchase interest rate caps for the extension period, pay certain reserve amounts to the lender to be held on Piedmont’s behalf to fund potential future expenses, and not then be in default under either loan agreement.

(6) Amount represents the outstanding balance as of June 30, 2011 on the $500 million unsecured line of credit, which matures in August 2011. Management provided notice of its election to exercise the one-year extension option available under the loan to extend the maturity date to August 2012. The payment of a 15 basis point fee will be required to extend the term of the loan.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity		Principal Amount Outstanding as of June 30, 2011

Secured
500 West Monroe Mortgage Loan	500 West Monroe Street	LIBOR + 1.01% (2)	8/9/2011	(3)	$140,000
500 West Monroe Mezzanine Loan (4)	500 West Monroe Street	LIBOR + 1.45% (2)	8/9/2011	(3)	45,000
$45.0 Million Fixed-Rate Loan	4250 North Fairfax	5.20%	6/1/2012		45,000
35 West Wacker Building Mortgage Note	35 West Wacker Drive	5.10%	1/1/2014		120,000
Aon Center Chicago Mortgage Note	Aon Center	4.87%	5/1/2014		200,000
Aon Center Chicago Mortgage Note	Aon Center	5.70%	5/1/2014		25,000
Secured Pooled Facility	Nine Property Collateralized Pool (5)	4.84%	6/7/2014		350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015		105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (6)	5.50%	4/1/2016		125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016		42,525
WDC Mortgage Notes	1201 & 1225 Eye Street	5.76%	11/1/2017		140,000

Subtotal / Weighted Average (7)		4.63%			$1,337,525

Unsecured
$500 Million Unsecured Facility (8)	N/A	0.67%(9)	8/30/2011	(10)	300,000

Subtotal / Weighted Average (7)		0.67%			$300,000

Total Gross Debt-Principal Amount Outstanding / Weighted Average Stated Rate (7)		3.90%			$1,637,525

Purchase Accounting Valuation Adjustments (11)					($471)

Total Debt-GAAP Amount Outstanding / Weighted Average Effective Rate (12)		4.17%			$1,637,054

(1) All of Piedmont’s outstanding debt as of June 30, 2011 is interest-only debt.

(2) The LIBOR rate effective under this loan on June 30, 2011 was 0.188%. There are interest rate cap agreements in place through August 2011 that limit Piedmont’s LIBOR exposure to 1.00%. Any increases in LIBOR above 1.00% are the responsibility of our counterparty.

(3) Piedmont may extend the term for one additional year provided that Piedmont is not then in default, a 25 basis point extension fee is paid, interest rate caps are purchased for the extension period, and certain reserve amounts are provided to the lender to be held on Piedmont’s behalf to fund potential future expenses of the property. Piedmont has provided notice to the lender of its election to extend the term of the loan.

(4) The principal balance of this loan is $61.5 million. Piedmont owns a $16.5 million junior participation in this loan, which is eliminated upon consolidation.

(5) The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(6) The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.

(7) Weighted average is based on the total balance outstanding and interest rate at June 30, 2011.

(8) All of Piedmont’s outstanding debt as of June 30, 2011 is term debt with the exception of the $500 million unsecured line of credit.

(9) The interest rate on the $500 million unsecured line of credit is equal to the weighted-average interest rate on all outstanding draws as of June 30, 2011. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of June 30, 2011) over the selected rate based on Piedmont’s current credit rating.

(10) Piedmont may extend the term for one additional year provided Piedmont is not then in default and upon the payment of a 15 basis point extension fee. Piedmont has provided notice to the lender of its election to extend the term of the loan.

(11) Adjustments relate to the fair market valuation of the debt associated with 500 West Monroe Street upon consolidation. The discounts will be amortized to interest expense through August 2011, the remaining contractual term of the debt.

(12) Weighted average effective rate reflects the higher effective rate under the 500 West Monroe Street loans as a result of fair market valuation of the debt upon consolidation of 500 West Monroe Street.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of June 30, 2011

Unaudited

Debt Covenant Compliance (1)		Required	Actual
Maximum Leverage Ratio		0.60	0.34
Minimum Fixed Charge Coverage Ratio (2)		1.50	5.03
Maximum Secured Indebtedness Ratio		0.40	0.28
Minimum Unencumbered Leverage Ratio		1.60	6.64
Minimum Unencumbered Interest Coverage Ratio (3)		1.75	21.04
Maximum Certain Permitted Investments Ratio (4)		0.35	0.01

(1) Debt covenant compliance calculations relate to specific calculations detailed in our line of credit agreement.

(2) Defined as EBITDA for the trailing four quarters (including the company’s share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company’s share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our line of credit agreement is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3) Defined as net operating income for the trailing four quarters for unencumbered assets (including the company’s share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company’s share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4) Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios (5)	Three months ended June 30, 2011	Six months ended June 30, 2011	Year ended December 31, 2010
Net debt to core EBITDA	4.7 x	4.6 x	3.8 x
Fixed charge coverage ratio (6)	4.4 x	4.8 x	4.9 x
Interest coverage ratio (7)	4.4 x	4.8 x	4.9 x

(5) The change in Piedmont’s debt coverage ratios in 2011 as compared to those for the year ended December 31, 2010, is primarily attributable to the increased debt load associated with 500 West Monroe Street, amounting to $185 million, and the interest expense associated therewith.

(6) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended June 30, 2011 and December 31, 2010.

(7) Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the periods ended June 30, 2011 and December 31, 2010.

Piedmont Office Realty Trust, Inc.

Tenant Diversification (1)

As of June 30, 2011

(in thousands except for number of properties)

	Credit Rating (2)	Number of Properties	Lease Expiration(s) (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	10	(4)	$76,242	12.6	1,789	9.5
BP (5)	A / A2	1	2013	31,289	5.2	776	4.1
US Bancorp	A+ / Aa3	3	2014 / 2023 (6)	26,810	4.4	973	5.2
Leo Burnett	BBB+ / Baa2	2	2019	26,469	4.4	682	3.6
State of New York	AA / Aa2	1	2019	21,469	3.6	481	2.6
Winston & Strawn	No rating available (7)	1	2024	18,300	3.0	417	2.2
Sanofi-aventis	AA- / A2	2	2012	16,837	2.8	415	2.2
Independence Blue Cross	No rating available	1	2023	14,571	2.4	761	4.0
Nestle	AA / Aa1	1	2015	13,744	2.3	392	2.1
GE	AA+ / Aa2	2	2012	11,047	1.8	333	1.8
Zurich American	AA-	1	2011	10,611	1.8	300	1.6
Kirkland & Ellis	No rating available (7)	1	2011	10,185	1.7	332	1.8
Shaw	BBB- / Ba1	1	2018	9,782	1.6	313	1.7
City of New York	AA / Aa2	1	2020	9,318	1.5	313	1.7
Lockheed Martin	A- / Baa1	3	2014	9,142	1.5	284	1.5
DDB Needham	BBB+ / Baa1	1	2018	8,874	1.5	246	1.3
Gallagher	No rating available	1	2018	7,969	1.3	307	1.6
Marsh USA	BBB- / Baa2	1	2011	7,362	1.2	173	0.9
Gemini	A+ / Aa3	1	2013	7,320	1.2	205	1.1
Caterpillar Financial	A / A2	1	2022	7,125	1.2	312	1.7
Harvard University	AAA / Aaa	2	2017	6,600	1.1	105	0.6
KeyBank	A- / A3	2	2016	6,393	1.1	210	1.1
Other			Various	245,490	40.8	8,742	46.1
Total				$602,949	100.0	18,861	100.0

(1) This schedule presents all tenants contributing greater than 1.0% to Annualized Lease Revenue.

(2) Credit rating may reflect credit rating of parent or guarantor. When available, both the Standard & Poor’s credit rating and the Moody’s credit rating are provided. Noteworthy credit rating changes subsequent to June 30, 2011 are reflected herein.

(3) Represents the expiration year of the majority of the square footage leased by the tenant.

(4) There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2012 to 2027.

(5) Majority of space is subleased to Aon Corporation.

(6) US Bank’s lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $8.1 million of Annualized Lease Revenue, expires in 2023. US Bancorp’s lease at US Bancorp Center for 635,000 square feet, representing $18.7 million of Annualized Lease Revenue, expires in 2014.

(7) While no ratings are available for Winston & Strawn and Kirkland & Ellis, these tenants are ranked #34 and #6, respectively, in the 2011 AmLaw 100 ranking (based on 2010 financial data), a publication of The American Lawyer Magazine, which annually ranks the top-grossing and most profitable law firms.

Piedmont Office Realty Trust, Inc.

Tenant Credit Rating & Lease Distribution Information

As of June 30, 2011

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA / Aaa	$83,549	13.9
AA / Aa	143,168	23.7
A / A	102,287	17.0
BBB / Baa	100,010	16.6
BB / Ba	7,507	1.2
B / B	22,073	3.7
Below	0	0.0
Not rated (2)	144,355	23.9

Total	$602,949	100.0

Lease Distribution

As of June 30, 2011

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	170	33.6	$15,921	2.6	133	0.7
2,501 - 10,000	132	26.1	24,061	4.0	698	3.7
10,001 - 20,000	60	11.9	27,282	4.5	876	4.6
20,001 - 40,000	57	11.3	50,908	8.4	1,639	8.7
40,001 - 100,000	32	6.3	58,930	9.8	2,047	10.9
Greater than 100,000	55	10.8	425,847	70.7	13,468	71.4

Total	506	100.0	$602,949	100.0	18,861	100.0

(1) Credit rating may reflect credit rating of parent or guarantor. Where differences exist between the Standard & Poor’s credit rating for a tenant and the Moody’s credit rating for a tenant, the higher credit rating is selected for this analysis.

(2) The classification of a tenant as “not rated” does not indicate that the tenant is of poor credit quality, but rather that the tenant or the tenant’s debt, if any, is not rated. Included in this category are such tenants as Winston & Strawn, Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.

Leased Percentage Information

(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and capital appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; and 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”.

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of March 31, 20xx	18,773	21,516	87.3%	18,116	20,230	89.6%

New leases	1,018			618
Expired leases	(1,075)			(537)
Other	(2)	11		1	44

Subtotal	18,714	21,527	86.9%	18,198	20,274	89.8%

Acquisitions during period	147	290		-	-
Dispositions during period	-	-		-	-
As of June 30, 20xx (2) (3) (4)	18,861	21,817	86.5%	18,198	20,274	89.8%

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2010
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of December 31, 20xx	18,214	20,408	89.2%	18,221	20,229	90.1%
New leases	1,814			1,153
Expired leases	(1,979)			(1,177)
Other	(3)	7		1	45

Subtotal	18,046	20,415	88.4%	18,198	20,274	89.8%

Acquisitions during period	815	1,402		-	-
Dispositions during period	-	-		-	-

As of June 30, 20xx (2) (3) (4)	18,861	21,817	86.5%	18,198	20,274	89.8%

Same Store Analysis
Less acquisitions/dispositions after June 30, 2010 (5) (6)	(1,183)	(1,928)	61.4%	(410)	(410)	100.0%

Same Store Total	17,678	19,889	88.9%	17,788	19,864	89.5%

Stabilized Portfolio Analysis
Less value-add properties (6)	(701)	(1,406)	49.9%	-	-	0.0%

Stabilized Total	18,160	20,411	89.0%	18,198	20,274	89.8%

(1) Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2) The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.

(3) End of period leased square footage for 2011 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, DC. As of June 30, 2011, total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of June 30, 2013.

(4) Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 652,000 square feet, Piedmont’s physical occupancy as of June 30, 2011 was 83.5%.

(5) Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6) For additional information on acquisitions/dispositions completed during the last year and value-add properties, please refer to pages 30 and 31, respectively.

Piedmont Office Realty Trust, Inc.

Rental Rate Roll Up / Roll Down Analysis (1)

(in thousands)

	Three Months Ended June 30, 2011
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	1,084	92%	5.0%	3.0%	5.5%

Leases executed for spaces excluded from analysis (5)	95	8%

	Six Months Ended June 30, 2011
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	1,807	89%	8.3%	5.4%	8.6%

Leases executed for spaces excluded from analysis (5)	215	11%

(1) The population analyzed consists of office leases executed during the period (retail leases as well as leases associated with storage spaces, management offices, industrial properties and unconsolidated joint venture assets were excluded from this analysis). Spaces that had been vacant for greater than one year were excluded from this analysis.

(2) For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.

(3) For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(5) Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year. Leases signed with Piedmont entities are excluded from the analysis.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of June 30, 2011

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)

Vacant	$0	0.0	2,954	13.5	$0	0.0	N/A
2011	29,949	5.0	850	3.9	523	0.1	1.7
2012(2)	60,857	10.1	1,888	8.7	7,764	1.3	12.8
2013	78,051	12.9	1,990	9.1	19,518	3.2	25.0
2014	51,423	8.5	1,701	7.8	3,517	0.6	6.8
2015	42,579	7.1	1,524	7.0	32	0.0	0.1
2016	29,687	4.9	1,100	5.0	1,440	0.2	4.9
2017	31,415	5.2	1,000	4.6	1,237	0.2	3.9
2018	49,235	8.2	1,639	7.5	8,647	1.4	17.6
2019	64,154	10.6	1,870	8.6	21,469	3.6	33.5
2020	32,034	5.3	1,165	5.3	11,944	2.0	37.3
2021	14,319	2.4	558	2.6	1,025	0.2	7.2
2022	17,335	2.9	708	3.2	0	0.0	0.0
2023	25,623	4.2	1,183	5.4	0	0.0	0.0
2024	25,706	4.3	576	2.6	0	0.0	0.0
Thereafter	50,582	8.4	1,111	5.2	30,276	5.0	59.9

Total / Weighted Average	$602,949	100.0	21,817	100.0	$107,392	17.8

(1) Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2) Leases and other revenue-producing agreements on a month-to-month basis, aggregating 30,839 square feet and Annualized Lease Revenue of $642,662, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.

Annual Lease Expirations

As of June 30, 2011

(in thousands)

	12/31/2011		12/31/2012		12/31/2013		12/31/2014		12/31/2015

	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)

Atlanta	97	$2,100	39	$720	37	$980	28	$576	0	$0
Austin	0	0	0	0	0	0	0	0	0	0
Boston	0	0	7	336	0	31	27	1,884	133	2,610
Central & South Florida	16	435	4	107	8	215	18	452	6	138
Chicago	539	19,999	450	14,872	805	31,508	34	1,317	202	5,611
Cleveland	0	0	112	1,890	14	340	0	0	0	0
Dallas	23	517	104	2,614	10	248	41	983	284	6,130
Denver	0	0	0	0	0	0	0	0	0	0
Detroit	13	309	84	2,261	136	3,255	12	225	132	3,872
Houston	15	355	11	346	0	0	0	0	0	0
Los Angeles	9	325	46	1,738	78	2,709	5	211	423	14,710
Minneapolis	98	3,148	26	812	45	1,446	807	22,794	98	3,366
Nashville	0	0	0	0	0	0	0	0	0	0
New York	0	33	540	19,179	228	8,343	102	4,268	66	2,416
Philadelphia	0	0	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	0	0	132	1,948
Portland	0	0	147	2,023	0	0	74	1,079	0	0
Seattle	38	1,625	0	0	0	0	0	0	22	534
Washington, D.C.	2	97	318	15,029	629	28,266	553	17,732	26	1,073

Total / Weighted Average (2)	850	$28,943	1,888	$61,927	1,990	$77,341	1,701	$51,521	1,524	$42,408

(1) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(2) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Capital Expenditures by Type

For the quarter ended June 30, 2011

Unaudited ($ in thousands)

	For the Three Months Ended

	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Non-incremental (1)
Bldg / construction / dev	$1,577	$1,734	$3,082	$2,293	$3,607
Tenant improvements	10,102	10,266	17,197	6,088	2,333
Leasing costs	5,229	9,469	6,315	4,948	3,029

Total non-incremental	16,908	21,469	26,594	13,329	8,969
Incremental (1)
Bldg / construction / dev	721	923	1,174	417	439
Tenant improvements	2,035	1,053	6	0	0
Leasing costs	810	75	2,531	0	0

Total incremental	3,566	2,051	3,711	417	439

Total capital expenditures	$20,474	$23,520	$30,305	$13,746	$9,408

Tenant improvement commitments (2)
Tenant improvement commitments outstanding as of March 31, 2011		$131,417
New tenant improvement commitments related to leases executed during period		10,782
Tenant improvement expenditures	(12,137)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont’s balance sheet, expired commitments or other adjustments	(1,133)
Tenant improvement commitments fulfilled, expired or other adjustments		(13,270)

Total as of June 30, 2011		$128,929

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties.

(1) Definitions for non-incremental and incremental capital expenditures can be found on pages 33 and 34.

(2) Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont’s financial statements. The four largest commitments total approximately $70.0 million, or 54% of total outstanding commitments.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

			For the Year Ended
	For the Three Months Ended June 30, 2011	For the Six Months Ended June 30, 2011	2010	2009	2008

Renewal Leases
Number of leases	13	21	37	34	34
Square feet	740,590	1,356,383	1,241,481	1,568,895	967,959
Tenant improvements per square foot (1)	$0.60	$29.60	$14.40	$12.01	$8.28
Leasing commissions per square foot	$0.47	$7.56	$8.40	$5.51	$7.17
Total per square foot	$1.07	$37.16	$22.80	$17.52	$15.45

Tenant improvements per square foot per year of lease term	$0.22	$3.63	$1.74	$1.44	$1.39
Leasing commissions per square foot per year of lease term	$0.17	$0.93	$1.02	$0.66	$1.20
Total per square foot per year of lease term	$0.39	$4.56	$2.76	$2.10	$2.59

New Leases
Number of leases	22	38	56	28	37
Square feet	438,879	665,810	866,212	700,295	747,919
Tenant improvements per square foot (1)	$23.54	$31.93	$32.65	$45.04	$30.59
Leasing commissions per square foot	$10.09	$12.08	$11.28	$17.12	$15.95
Total per square foot	$33.63	$44.01	$43.93	$62.16	$46.54

Tenant improvements per square foot per year of lease term	$3.03	$3.95	$4.16	$4.05	$3.24
Leasing commissions per square foot per year of lease term	$1.30	$1.50	$1.44	$1.54	$1.69
Total per square foot per year of lease term	$4.33	$5.45	$5.60	$5.59	$4.93

Total
Number of leases	35	59	93	62	71
Square feet	1,179,469	2,022,193	2,107,693	2,269,190	1,715,878
Tenant improvements per square foot (1)	$9.14	$30.36	$21.90	$22.21	$18.01
Leasing commissions per square foot	$4.05	$9.05	$9.59	$9.09	$11.00
Total per square foot	$13.19	$39.41	$31.49	$31.30	$29.01

Tenant improvements per square foot per year of lease term	$1.99	$3.74	$2.70	$2.42	$2.41
Leasing commissions per square foot per year of lease term	$0.88	$1.11	$1.18	$0.99	$1.47
Total per square foot per year of lease term	$2.87	$4.85	$3.88	$3.41	$3.88

NOTE: This information is presented for our consolidated office assets only. Short-term leases (leases for a term of less than one year) are excluded from this information.

(1) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of June 30, 2011

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)

Chicago	7	$178,145	29.6	5,850	26.8	4,915	84.0
Washington, D.C.	14	117,466	19.5	3,055	14.0	2,781	91.0
New York	8	94,458	15.7	2,920	13.4	2,743	93.9
Minneapolis	4	44,175	7.3	1,612	7.4	1,537	95.3
Los Angeles	5	28,851	4.8	1,144	5.2	921	80.5
Dallas	7	24,100	4.0	1,275	5.8	1,078	84.5
Boston	4	20,069	3.3	583	2.7	562	96.4
Detroit	4	18,788	3.1	930	4.3	810	87.1
Philadelphia	1	14,571	2.4	761	3.5	761	100.0
Atlanta	6	13,762	2.3	1,040	4.8	588	56.5
Houston	2	10,520	1.7	463	2.1	341	73.7
Nashville	1	7,125	1.2	312	1.4	312	100.0
Phoenix	4	6,785	1.1	554	2.5	344	62.1
Central & South Florida	3	5,781	1.0	299	1.4	250	83.6
Austin	1	5,482	0.9	195	0.9	195	100.0
Portland	4	4,603	0.8	325	1.5	325	100.0
Cleveland	2	3,240	0.5	187	0.9	175	93.6
Denver	1	2,712	0.4	156	0.7	156	100.0
Seattle	1	2,316	0.4	156	0.7	67	42.9

Total / Weighted Average	79	$602,949	100.0	21,817	100.0	18,861	86.5

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of June 30, 2011

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	7	1.6	$107,392	17.8	2,590	13.7
Business Services	64	14.8	65,151	10.8	2,009	10.7
Depository Institutions	13	3.0	49,625	8.2	1,707	9.1
Legal Services	11	2.5	36,575	6.1	1,026	5.4
Insurance Carriers	21	4.9	36,715	6.1	1,508	8.0
Petroleum Refining & Related Industries	1	0.2	31,289	5.2	776	4.1
Nondepository Credit Institutions	13	3.0	31,009	5.1	1,070	5.7
Chemicals & Allied Products	7	1.6	22,866	3.8	661	3.5
Engineering, Accounting, Research, Management & Related Services	25	5.8	20,903	3.5	640	3.4
Insurance Agents, Brokers & Services	9	2.1	18,961	3.1	598	3.2
Communications	38	8.8	17,655	2.9	599	3.2
Security & Commodity Brokers, Dealers, Exchanges & Services	22	5.1	15,632	2.6	560	3.0
Transportation Equipment	5	1.2	15,265	2.5	557	3.0
Food & Kindred Products	6	1.4	14,790	2.5	433	2.3
Educational Services	7	1.6	12,099	2.0	276	1.5
Other	183	42.4	107,022	17.8	3,851	20.2
Total	432	100.0	$602,949	100.0	18,861	100.0

Piedmont Office Realty Trust, Inc.

Property Investment Activity

As of June 30, 2011

Acquisitions
Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Acquisition (%)
Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0
Meridian Crossings	Richfield, MN	10/1/2010	100	1997-1998	65,611	384	96
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	18,500	150	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	67
The Dupree	Atlanta, GA	4/29/2011	100	1997	20,450	138	83
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	22

					$353,146	1,928	61

Dispositions
Property Name	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Disposition (%)
111 Sylvan Avenue (2)	Englewood Cliffs, NJ	12/8/2010	100	1953-1967	$55,000	410	100
14400 Hertz Quail Springs Parkway	Oklahoma City, OK	10/15/2010	4	1997	5,300	57	100
360 Interlocken Boulevard	Broomfield, CO	6/2/2011	4	1996	9,150	52	100

					$69,450	519	100

Dispositions Subsequent to Quarter End
Property Name	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Disposition (%)
Eastpointe Corporate Center	Issaquah, WA	7/1/2011	100	2001	$32,000	156	19

(1) Investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented equates to the book basis for the real estate assets comprising the property.

(2) Property was to become vacant within six months of disposition.

Piedmont Office Realty Trust, Inc.

Value-Add Activity

As of June 30, 2011

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties
Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Current Percent Leased (%)	Percent Leased at Acquisition (%)
Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0	0
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	18,500	150	18	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	67	67
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	22	22

					$267,085	1,406	50	50

(1) Property was acquired through the foreclosure of an equity ownership interest. While 67% leased at acquisition, the asset had near-term lease expirations comprising approximately 50% of the building’s rentable square footage.

Piedmont Office Realty Trust, Inc.

Other Investments

As of June 30, 2011

Industrial Properties	Location	Percent Ownership (%)	Year Built	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
112 Hidden Lake Circle	Duncan, SC	100	1987	$9,705	313.4	100
110 Hidden Lake Circle	Duncan, SC	100	1987	13,057	473.4	37

				$22,762	786.8	62

Unconsolidated Joint Venture Properties	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
47300 Kato Road	Fremont, CA	78	1982	2,650	3,419	58.4	0
20/20 Building	Leawood, KS	57	1992	2,514	4,429	68.3	91
4685 Investment Drive	Troy, MI	55	2000	5,109	9,287	77.1	100
5301 Maryland Way	Brentwood, TN	55	1989	10,928	19,865	201.2	100
8560 Upland Drive	Parker, CO	72	2001	7,585	10,551	148.2	100
Two Park Center	Hoffman Estates, IL	72	1999	11,401	15,860	193.7	39

				$40,187	$63,411	746.9	75

Land Parcels	Location	Acres
Portland Land Parcels	Beaverton, OR	18.2
Enclave Parkway	Houston, TX	4.5
Durham Avenue	South Plainfield, NJ	8.9
Corporate Court	Holtsville, NY	10.0
State Highway 161	Irving, TX	4.5

		46.1

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are included within pages 36-38.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as impairment losses and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. Such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets’ income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was dark at acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interests in eight properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties and unconsolidated joint venture assets. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties and unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	John W. Guinee, III	Brendon Maiorana
BMO Capital Markets	Stifel, Nicolaus & Company	Wells Fargo
3 Time Square	One South Street	7 St. Paul Street
New York, NY 10036	16th Floor	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202	Baltimore, MD 21202
	Phone: (443) 224-1307	Phone: (443) 263-6516

Paul Morgan	Anthony Paolone, CFA	David B. Rodgers, CFA
Morgan Stanley	JP Morgan	RBC Capital Markets
555 California Street, 21st Floor	277 Park Avenue	Arbor Court
San Francisco, CA 94104	New York, NY 10172	30575 Bainbridge Road, Suite 250
Phone: (415) 576-2627	Phone: (212) 622-6682	Solon, OH 44139
Phone: (440) 715-2647

John J. Stewart, CFA	Stephen C. Swett
Green Street Advisors	Morgan Keegan & Co.
660 Newport Center Drive, Suite 800	535 Madison Avenue
Newport Beach, CA 92660	10th Floor
Phone: (949) 640-8780	New York, NY 10022
Phone: (212) 508-7585

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Net income attributable to Piedmont	$21,027	$33,967	$28,700	$40,584	$19,636	$54,994	$51,096

Net income attributable to noncontrolling interest	121	123	122	158	125	243	251
Interest expense	19,313	17,174	17,378	17,359	18,933	36,487	38,024
Depreciation	28,047	27,324	26,995	26,339	26,050	55,371	52,478
Amortization	15,878	12,106	11,623	11,119	11,104	27,984	22,592
Impairment loss	-	-	-	53	9,587	-	9,587
(Gain)/loss on sale of properties	(45)	-	792	-	-	(45)	-
(Gain)/loss on consolidation of VIE	388	(1,920)	-	-	-	(1,532)	-

Core EBITDA	84,729	88,774	85,610	95,612	85,435	173,502	174,028

General & administrative expenses	7,724	6,899	7,934	7,001	7,993	14,624	14,689
Management fee revenue	(363)	(830)	(948)	(806)	(705)	(1,193)	(1,458)
Interest and other income	253	(3,460)	(491)	(993)	(1,036)	(3,206)	(2,005)
Lease termination income	(1,347)	(3,404)	(2,589)	(4,230)	(479)	(4,751)	(975)
Lease termination expense-straight line rent & acquisition intangibles write-offs	43	436	461	131	679	479	746
Straight-line effects of lease revenue	(2,639)	1,972	(3,791)	(3,053)	(1,463)	(667)	(456)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,670)	(1,534)	(1,457)	(1,510)	(1,525)	(3,204)	(2,952)

Core net operating income	86,730	88,853	84,729	92,152	88,899	175,584	181,617

Net operating income from:
Acquisitions	(3,415)	354	881	2	-	(3,061)	-
Dispositions	-	-	(1,119)	(1,686)	(1,683)	1	(3,364)
Industrial properties	(242)	(239)	(347)	(91)	(91)	(482)	(364)
Unconsolidated joint ventures	(696)	(658)	(1,165)	(1,217)	(1,186)	(1,354)	(2,453)

Same Store NOI	$82,377	$88,310	$82,979	$89,160	$85,939	$170,688	$175,436

Piedmont Office Realty Trust, Inc.

FFO/ Core FFO/ AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Net income attributable to Piedmont	$21,027	$33,967	$28,700	$40,584	$19,636	$54,994	$51,096

Depreciation	27,879	27,154	26,821	26,163	25,872	55,033	52,122
Amortization	15,878	12,106	11,623	11,119	11,104	27,984	22,592
(Gain)/loss on sale of properties	(45)	-	792	-	-	(45)	-
(Gain)/loss on consolidation of VIE	388	(1,920)	-	-	-	(1,532)	-

Funds from operations	65,127	71,307	67,936	77,866	56,612	136,434	125,810

Acquisition costs	716	(26)	242	310	48	690	48
Impairment loss	-	-	-	53	9,587	-	9,587

Core funds from operations	65,843	71,281	68,178	78,229	66,247	137,124	135,445

Depreciation of non real estate assets	168	170	173	176	178	338	357
Stock-based and other non-cash compensation expense	896	968	1,223	1,095	711	1,864	1,364
Deferred financing cost amortization	1,060	607	608	607	696	1,667	1,393
Amortization of fair market adjustments on notes payable	942	-	-	-	-	942	-
Straight-line effects of lease revenue	(2,596)	2,237	(3,456)	(2,921)	(784)	(359)	289
Amortization of lease related intangibles	(1,670)	(1,362)	(1,331)	(1,510)	(1,525)	(3,033)	(2,952)
Income from amortization of discount on purchase of mezzanine loans	-	(484)	(473)	(569)	(694)	(484)	(1,362)
Acquisition costs	(716)	26	(242)	(310)	(48)	(690)	(48)
Non-incremental capital expenditures	(16,908)	(21,469)	(26,594)	(13,329)	(8,969)	(38,377)	(18,383)

Adjusted funds from operations	$47,019	$51,974	$38,086	$61,468	$55,812	$98,992	$116,103

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Equity in Income of Unconsolidated JVs	$338	$209	$630	$619	$647	$547	$1,384

Interest expense	-	-	-	-	-	-	-
Depreciation	300	302	310	329	337	602	685
Amortization	33	30	101	101	101	63	202
Impairment loss	-	-	-	53	-	-	-
(Gain)/loss on sale of properties	(45)	-	(25)	-	-	(45)	-

Core EBITDA	626	541	1,016	1,102	1,085	1,167	2,271

General & administrative expenses	27	75	73	40	38	102	105
Interest and other income	-	-	-	-	-	-	-

Core net operating income (accrual basis)	653	616	1,089	1,142	1,123	1,269	2,376

Straight-line effects of lease revenue	43	42	77	76	64	85	80

Net effect of amortization of above/(below) market in-place lease intangibles	-	-	(1)	(1)	(1)	-	(3)

Core net operating income (cash basis)	$696	$658	$1,165	$1,217	$1,186	$1,354	$2,453

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Revenues:
Rental income	$372	$373	$1,506	$2,236	$2,167	$745	$4,437
Tenant reimbursements	157	146	132	249	341	303	645
Other rental income	-	-	1,136	-	-	-	-

Total revenues	529	519	2,774	2,485	2,508	1,048	5,082

Operating expenses:
Property operating costs	279	309	320	213	218	588	461
Depreciation	24	107	141	208	344	130	945
Amortization	24	24	29	42	91	49	144
General and administrative	-	-	68	158	6	-	16

Total operating expenses	327	440	558	621	659	767	1,566

Operating income, excluding impairment loss	202	79	2,216	1,864	1,849	281	3,516

Other income/(expense)	(1)	-	-	-	-	(1)	-
Impairment loss	-	-	-	-	(9,587)	-	(9,587)
Gain/(loss) on sale of properties	-	-	(817)	-	-	-	-

Income/(loss) from discontinued operations	$201	$79	$1,399	$1,864	$(7,738)	$280	$(6,071)

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: our ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to our assets, including, but not limited to, receivables, real estate assets and other intangible assets; the success of our real estate strategies and investment objectives; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; our ability to continue to qualify as a REIT under the Internal Revenue Code; the impact of outstanding or potential litigation; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.